SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2018

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55831	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.03 Material Modiﬁcation to Rights of Security Holders.

On September 14, 2018, we gave notice to FINRA that our board of directors had approved a 1 for 100 reverse split of our common stock, to be effective on October 19, 2018. Accordingly, and assuming approval from FINRA is received, each 100 shares of common stock outstanding as of October 19, 2018 will be reclassified as and converted into, and become a right to receive one share of common stock. No scrip or fractional certificates will be issued. In lieu of fractional shares, the Company will round up any fractional share to the next whole share of common stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

We have filed a preliminary information statement on Schedule 14C with the SEC that will provide notice to our shareholders that the holders of more than 50.1% of our voting securities, by written consent, will have approved the reverse split of our common stock described under Item 3.03 at such time as we are entitled to send to shareholders the definitive information statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: September 14, 2018	By:	/s/ Jack W. Hanks
Jack W. Hanks
President and Chief Executive Officer

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